UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 3, 2007
Oilsands Quest Inc.
(Exact name of registrant as specified in its charter)

Colorado	0-27659	98-0461154

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205, 707— 7th Avenue S.W. Calgary, Alberta, Canada	T2P 3H6

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (403) 263-1623
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry in to a Material Definitive Agreement.
On May 3, 2007, Oilsands Quest Inc. (the “Company”) and Oilsands Quest Sask Inc., the Company’s wholly owned subsidiary (“OQI Sask”) entered into an agency agreement for a private placement (the “Agency Agreement”) with a syndicate of agents (the “Agents”) of up to 14,000,000 shares of the Company’s common stock, $.001 par value per share (the “Common Shares”) at a price of US$2.75 per share for an aggregate gross proceeds of US$38,500,000.
Concurrently with the Agency Agreement, and under the terms and conditions of the Agency Agreement, the Company closed on the sale of 13,900,000 Common Shares pursuant to subscription agreements (the “Subscription Agreements”) with the subscribers, as more fully described under Item 3.02, below.
According to the terms and conditions of the Agency Agreement, the Company has agreed to reduce the price per share to US$2.50 if the Company does not file a resale registration statement with the U.S. Securities and Exchange Commission registering the Common Shares on or before 5:00 p.m. (Calgary time) on July 2, 2007. Such reduction in price shall be satisfied by issuing to the subscribers 0.1 of a Flow-Through Share for each Flow-Through Share subscribed for by the subscribers. In consideration for the services of the Underwriters, the Company agreed to pay a fee equal to US$0.158 (or 5.75%) for each Common Share subscribed for and accepted by the Company.
As previously reported, in March 2007, the Company and OQI Sask entered into an underwriting agreement for a private placement (the “Underwriting Agreement”) with a syndicate of underwriters (the “Underwriters”) of up to 5,320,000 shares of the Company’s common stock issued on a “flow-through” basis (the “Flow-Through Shares”) at a price of Cdn. $5.64 per share (the “Purchase Price”). According to the Underwriting Agreement, the Company agreed to reduce the price per share to Cdn. $5.13 (the “Adjusted Price”) if the Company does not file a resale registration statement with the U.S. Securities and Exchange Commission registering the Flow-Through Shares on or before 5:00 p.m. (Calgary time) sixty days after closing.
On May 3, 2007, the parties amended the Underwriting Agreement (the “Amending Agreement”), and pursuant to the terms of the Amending Agreement, the Purchase Price was reduced to Cdn. $3.85 per share and the Adjusted Price was reduced to Cdn. $3.50. The Underwriters agreed to pay the Company the difference between Cdn. $3.85 and the original Purchase Price per Flow-Through Share purchased pursuant to the Underwriting Agreement as amended. In consideration for the services of the Underwriters, the Company agreed to pay a fee equal to Cdn. $0.282 for each Flow-Through Share subscribed for and accepted by the Company.
Concurrently with the Amending Agreement, and under the terms and conditions of the Underwriting Agreement, as amended, the Company closed on the sale of 2,164,166 Flow-Through Shares pursuant to subscription agreements (the “Flow-Through Subscription Agreements”) with OQI Sask and the subscribers, as more fully described under Item 3.02, below.
Item 3.02 Unregistered Sales of Equity Securities.
On May 3, 2007, the Company closed on the sale of 13,900,000 Common Shares at a price of US$2.75 per share for gross proceeds of US$38,225,000 pursuant to the Subscription Agreements with the subscribers (the “Offering”). In connection with the Offering, the

Company paid an aggregate of US$2,197,938 in fees to the Agents pursuant to the Agency Agreement.
The Common Shares were sold to investors in Canada pursuant to Regulation S and to accredited investors pursuant to Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Common Shares have not been registered under the Securities Act and may not be offered or sold absent a registration statement or an applicable exemption from registration.
On May 3, 2007, the Company closed on the sale of 2,164,166 Flow-Through Shares at a price of Cdn. $3.85 per share for gross proceeds of Cdn. $8,332,039 pursuant to the Flow-Through Subscription Agreements with OQI Sask and the subscribers (the “Flow-Through Offering”). In connection with the Flow-Through Offering, the Company received an additional payment of Cdn. $3,873,857 from the Underwriters pursuant to the terms of the Underwriting Agreement, as amended. The Company paid an aggregate of $610,295 in fees to the Underwriters.
The Flow-Through Shares were sold to investors in Canada pursuant to Regulation S under the Securities Act. The Flow-Through Shares have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. persons as such term is defined in Regulation S under the Securities absent a registration statement or an applicable exemption from registration.
Item 8.01 Other Events.
On May 4, 2007, the Company issued a press release. The press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release dated May 4, 2007.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oilsands Quest Inc. (Registrant)
Date: May 4, 2007	/s/ Karim Hirji
	Name:	Karim Hirji
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 4, 2007.